THIS  NOTE  AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS
     NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR THE SHARES OF COMMON STOCK UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATA SYSTEMS & SOFTWARE INC. (IN THE CASE OF THE COMMON STOCK) AND COMVERGE TECHNOLOGIES, INC. (IN THE CASE OF THE NOTE), THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                                ----------------

               FOR VALUE RECEIVED, COMVERGE TECHNOLOGIES, INC., a Delaware corporation (the "BORROWER"), hereby promises to pay to LAURUS MASTER FUND, LTD., c/o Ironshore Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands, Fax: 345-949-9877 (the "HOLDER") or its registered assigns or successors in interest, on order, without demand, the outstanding principal amount of all loans made by the Holder to the Borrower under the terms of this Note (each an "Advance" and collectively the "Advances"). The aggregate principal amount of all Advances outstanding hereunder shall not exceed TWO MILLION AND 00/100 DOLLARS ($2,000,000), and no Advance shall be made after December 4, 2005 (the "Maturity Date"). The amount and date of each Advance shall be entered by the Holder into Holder's records, which records shall be conclusive evidence of the subject matter thereof absent manifest error.

               Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase and Security Agreement between the Borrower and the Holder dated the date hereof (the "PURCHASE AGREEMENT").

               The  following  terms  shall  apply  to  this  Note:


                                    ARTICLE I

                                    INTEREST

               1.1 INTEREST RATE. Interest payable on the Advances made under this Note shall accrue at the Contract Rate, but in no event shall be less than an annual rate of 7%, and be payable in arrears commencing one month from the date hereof and on the first business day of each consecutive calendar month thereafter, and on the Maturity Date, accelerated or otherwise, due and payable as described below.

               1.2 PAYMENT GRACE PERIOD. The Borrower shall have a three (3) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of five percent (5%) per annum above the Contract Rate hereunder shall apply to the amounts owed hereunder.


                                   ARTICLE II

                               ADVANCES UNDER NOTE

               2.1  AUTHORIZED  PERSON.

               (a) Any officer of the Borrower who has been disclosed to the Holder in writing as an authorized officer for such purposes (an "AUTHORIZED PERSON") may request an Advance on any day other than a Saturday, Sunday or other day when commercial banks located in New York, New York are not open for commercial banking business. Such request shall be made in writing delivered to the Holder by not later than 12:00 p.m. on the day of the requested Advance.

               (b) The Borrower hereby authorizes the Holder to rely upon the written instructions of any person identifying himself or herself as an Authorized Person and upon any signature which the Holder believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were authorized or such signature were genuine.

               2.2 LIMITATION ON ADVANCES. It is expressly understood that the Holder is under no obligation to make any Advance to the Borrower under this Note (whether by reason of any provision hereof or otherwise) (i) if an Event of Default, as hereinafter defined, has occurred and is continuing, or (ii) if such Advance or any part thereof would cause the aggregate amount of all Advances made hereunder to exceed the Collateral Availability.

                                   ARTICLE III

                                CONVERSION RIGHTS


               3.1.  CONVERSION  INTO  THE  BORROWER'S  COMMON  STOCK.

               (a) To the extent that Advances have been made hereunder, the Holder shall have the right, but not the obligation, from and after the date hereof, and then at any time until the Maturity Date, to convert up to an aggregate of no greater than $600,000 of the principal portion of the Advances made hereunder and/or interest due and payable into fully paid and nonassessable shares of common stock of Data Systems & Software Inc. ("DSSI") as such stock exists on the date of issuance of this Note, or any shares of capital stock of DSSI into which such stock shall hereafter be changed or reclassified (the "COMMON STOCK") at the Fixed Conversion Price as defined below. In the event that the Holder elects to convert this Note into Common Stock (to the extent permitted herein), the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("NOTICE OF CONVERSION") to DSSI and such Notice of Conversion shall provide a breakdown in reasonable detail of the amount of Note principal, interest and fees that are being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Advances, interest and fees as entered in its records and shall provide written notice thereof to the Borrower within 2 business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to DSSI in accordance with the provisions hereof shall be deemed a Conversion Date (the "CONVERSION DATE"). A form of Notice of Conversion that may be employed by the Holder is annexed hereto as Exhibit A. DSSI will cause the transfer agent to transmit the certificates representing the shares of the Common Stock issuable upon conversion of the Note to the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within four (4) business days after receipt by DSSI of the Notice of Conversion (the "DELIVERY DATE"). The Holder shall include in the Notice of Conversion all information required for crediting the account of the Holder's designated broker at DTC through DWAC, including, but not limited to, the name of the broker, and the broker's DTC number and account numberThe Holder undertakes that all sales of the Common Stock by DWAC will be in compliance with the prospectus delivery requirements of the Securities Act and will direct its broker to do the same.

               In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by DSSI of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides DSSI written instructions to the contrary.

               (b) Subject to adjustment as provided in Section 3.1(e) hereof, the Conversion Price per share shall be $1.50 (the "FIXED CONVERSION PRICE.") If after the Default Notice Period (as defined below) the Borrower has not repaid in full the amounts then due hereunder or cured the Event of Default, then the Conversion Price shall be reduced and shall be equal to the lower of
(i) the Fixed Conversion Price; or (ii) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "PRINCIPAL MARKET"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date.

               (c) Notwithstanding anything contained herein to the contrary, the Holder shall not be entitled to convert pursuant to the terms of this Note an amount that would be convertible into that number of shares of Common Stock which would exceed the difference between (i) the number of shares of Common Stock beneficially owned by such holder or issuable upon exercise of warrants held by such holder and 4.99% of the outstanding shares of Common Stock of DSSI. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. The Holder may void the conversion limitation described in this section upon 75 days prior notice to DSSI or upon an Event of Default hereunder.

               (d) DSSI understands that a delay in the delivery of the shares of Common Stock in the form required pursuant to this Article beyond the Delivery Date could result in economic loss to the Holder. In the event that DSSI fails to direct its transfer agent to deliver the shares of Common Stock to the Holder via the DWAC system within the time frame set forth in Section 3.1(a) above and such shares of Common Stock are not delivered to the Holder by the Delivery Date, as compensation to the Holder for such loss, DSSI agrees to pay late payments to the Holder for late issuance of the such shares in the form required pursuant to this Article 4 upon conversion of the Note, in the amount equal to the greater of (i) $500 per business day after the Delivery Date or
(ii) the Borrower's actual damages from such delayed delivery. DSSI shall pay any payments incurred under this Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages.

               (e) The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows, subject, in each case to the Adjustment Cap (as defined below):

                    A. Merger, Sale of Assets, etc. DSSI at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon subject to a limitation of $600,000 less amounts of principal and interest (i) previously converted by the Holder into Common Stock and (ii) deemed converted into shares of Common Stock pursuant to Sections 3.1(e)(A) and (B) hereof (the "Adjustment Cap"), shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the number of shares of Common Stock the Holder could have acquired immediately prior to such consolidation, merger, sale or conveyance based on the Fixed
Conversion Price and subject to the Adjustment Cap as of the closing date thereof. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                    B. Reclassification, etc. If DSSI at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon up to the Adjustment Cap, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the number of shares of Common Stock into which the Note would have been convertible immediately prior to such reclassification or other change at the Fixed Conversion Price and subject to the Adjustment Cap as of the effective date for such reclassification or change.

                    C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Fixed Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                    D. Share Issuance. Subject to the provisions of this Section, if DSSI at any time shall issue any shares of Common Stock prior to the conversion of the portion of the principal amount of the Note permitted by
Section 3.1(a) (otherwise than as: (i) provided in Sections 3.1(e)A, 3.1(e)B or 3.1(e)C or this subparagraph D; or (ii) pursuant to warrants or options that may be granted in the future under any option plan of the Borrower, or any employment agreement, joint venture, credit, leasing or other financing agreement or any joint venture or other strategic arrangement, in each case now or hereinafter entered into by the Borrower, (iii) pursuant to any agreement entered into by the Company or any of its subsidiaries for the acquisition of another business (whether by stock purchase or asset purchase, merger or otherwise; ((i), (ii) and (iii) above, are hereinafter referred to as the "EXCLUDED ISSUANCES")) for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by DSSI upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Fixed Conversion Price. Except for the Excluded Issuances for purposes of this adjustment, the issuance of any security of DSSI carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

               (f) During the period the conversion right exists, DSSI will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the conversion of this Note to the extent permitted by Section 3.1(a). DSSI represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. DSSI agrees that the Borrower's issuance of this Note shall constitute full authority to DSSI's officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

               3.3 REGISTRATION RIGHTS. The Holder has been granted registration rights with respect to the shares of Common Stock issuable upon conversion of this Note as more fully set forth in a Registration Rights Agreement dated the date hereof (the "REGISTRATION RIGHTS AGREEMENT.")

               3.4 SALES LIMITATION. During the six month period commencing on the date hereof, the Holder shall not sell or otherwise dispose of, on a monthly basis, the number of shares Common Stock issued upon the conversion of this Note that exceeds 25% of the average daily trading volume of the shares of Common Stock on the Principal Market for such month (as determined on a rolling basis).

                                   ARTICLE IV

                                EVENT OF DEFAULT

               If an Event of Default occurs and is continuing, the Holder may make all sums of principal, accrued but unpaid interests and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within 10 days of written notice from the Holder to the Borrower (each occurrence being a "DEFAULT NOTICE PERIOD") of an Event of Default (as defined below). If during the Default Notice Period, the Borrower cures the Event of Default, the Event of Default will no longer exist and any rights the Holder had pertaining to the Event of Default will no longer exist.

               The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

               4.1 FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees hereon or on any other promissory note issued pursuant to the Purchase
Agreement,  Registration  Rights  Agreement  and  this  Note  when  due.

               4.2 FAILURE TO DELIVER COMMON STOCK OR REPLACEMENT NOTE. DSSI's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note.

               4.3 DEFAULT UNDER RELATED AGREEMENT. An Event of Default occurs under and as defined in the Purchase Agreement, dated as of the date hereof between Borrower and Holder, as such agreement may be amended, modified and supplemented from time to time.

               4.4 NON-REGISTRATION EVENT. An Event, as defined in the Registration Rights Agreement shall have occurred and be continuing; provided, however, that the Company shall have thirty (30) days to cure an Event pursuant to Section 2(b)(ii) of the Registration Rights Agreement.


               If an Event of Default occurs and is continuing, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived. In the event of an acceleration, the amount due and owing to the Holder shall be 130% of the outstanding principal amount of the Note (plus accrued and unpaid interest and fees, if any). The remedies under this Note shall be cumulative.


                                    ARTICLE V

                                  MISCELLANEOUS

               5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (i) the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith and, as the case may be, to DSSI at the address as set forth in Section 6(g) of the Registration Rights Agreement, in each case, with a copy to Sheldon Krause, Esq., Ehrenreich Eilenberg & Krause LLP, 11 East 44th Street, New York, NY 10017, facsimile number (212) 986-2399, and (ii) the Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy to Daniel M. Laifer, Esq., 152 West 57th Street, 4th Floor, New York, New York 10019, facsimile number (212) 541-4434, or at such other address as the Borrower, DSSI or the Holder may designate by ten days advance written notice to the other parties hereto made and delivered in accordance with this Section 5.2.

               5.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

               5.4 ASSIGNABILITY. This Note (except for Article III) shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder. Article III and Article V of this Note (excluding Section 5.6 and 5.7) shall be binding upon DSSI and its successors and assigns.

               5.5 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however that the Purchaser may choose to waive this provision and bring an action outside the state of New York. Both parties and the individual signing this Note on behalf of the Borrower, DSSI and the Holder agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

               5.6 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

               5.7 SECURITY INTEREST. The holder of this Note has been granted a security interest in certain assets of the Borrower more fully described in the Purchase Agreement.

               5.8 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

IN  WITNESS WHEREOF, each Borrower has caused this Note to be signed in its name
effective  as  of  this     4th  day  of  December,  2002.


                                    COMVERGE  TECHNOLOGIES,  INC.


                                    By:--------------------------------


                                    LAURUS  MASTER  FUND,  LTD.


                                    By:--------------------------------





                                    AS  TO  ARTICLES  III  AND  V  ONLY:

                                    DATA  SYSTEMS  &  SOFTWARE  INC.


                                    By:--------------------------------


                                    AS  TO  SECTION  3.4  ONLY

                                    LAURUS  MASTER  FUND,  LTD.

                                    By:--------------------------------

                              NOTICE OF CONVERSION
                              --------------------

(To be executed by the Holder in order to convert the Note)


     The undersigned hereby elects to convert $-------- of the principal and $-------- of the interest due on the Note issued by COMVERGE TECHNOLOGIES, INC. on December --, 2002 into Shares of Common Stock of DATA SYSTEMS & SOFTWARE INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date  of Conversion:----------------------------------------------------------

Conversion Price:-------------------------------------------------------------


Shares  To  Be Delivered:-----------------------------------------------------

DTC Number:-------------------------------------------------------------------

Account Number:---------------------------------------------------------------

Signature:--------------------------------------------------------------------


Print Name:-------------------------------------------------------------------


Address:----------------------------------------------------------------------
        ----------------------------------------------------------------------